ZS CONSULTING GROUP, LLP

Certified Public Accountants and Advisors

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Specialty Beverage & Supplement, Inc.

We have audited the accompanying balance sheets of Specialty Beverage & Supplement, Inc. as of December 31, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the 'years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Specialty Beverage & Supplement, Inc. as of December 31,2010 and 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ZS Consulting Group LLP

Melville, NY

March 23, 2011

SPECIALTY BEVERAGE AND SUPPLEMENT, INC.

BALANCE SHEETS

ASSETS
	December 31, 2010	December 31, 2009
CURRENT ASSETS
Cash and cash equivalents	$34,646	$
Total Current Assets	34,646

Property and Equipment, Net	163,692
Other Assets – rent security	10,000

TOTAL ASSETS	$208,338	$

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$323,651		$291,484
Accrued interest	220,652		19,135
Notes payable	1,039,450		258,000
Total Current Liabilities	1,583,753		568,619

LONG TERM LIABILITIES:
Notes payable related parties	1,420,000		1,100,000
Total Long Term Liabilities	1,420,000		1,100,000

TOTAL LIABILITIES	3,003,753		1,668,619

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, 25,000,000 authorized at $0.001 par value, 25,000,000 issued and outstanding in 2009, converted to common stock in 2010			25,000
Common stock, 135,000,000 shares authorized at $0.001 par value, 123,725,018 and 47,395,001 shares issued and outstanding, respectively,	123,725		47,395
Accumulated deficit	(2,919,140)		(1,741,014)
Total Stockholders' Equity (Deficit)	(2,795,415)		(1,668,619)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$208,338		0

See accompanying notes to financial statements.

F-2

SPECIALTY BEVERAGE AND SUPPLEMENT, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2010	2009
Revenues	$—	$945,458
Cost of Sales		170,768
Gross Profit		774,690
Operating Expenses
General and administrative	976,629	2,496,569
Total Operating Expenses	976,629	2,496,569
Loss from Operations	(976,629)	(1,721,879)
Other Income (Expense)
Interest income	20
Interest expense	(201,517)	(19,135)
Total Other Income (Expense)	(201,497)	(19,135)

Loss Before Provision for Income Taxes	(1,178,126)	(1,741,014)
Provision for Income Taxes
Net Loss	$(1,178,126)	$(1,741,014)

Basic loss per share	$(0.01)	$(0.04)
Diluted loss per share	$(0.01)	$(0.02)
Weighted average number of shares outstanding:
Basic weighted average number of common shares outstanding	123,725,018	47,395,001
Diluted weighted average number of common shares outstanding	125,930,018	99,500,001

See accompanying notes to financial statements.

F-3

SPECIALTY BEVERAGE AND SUPPLEMENT, INC.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31,2008	—	$—	—	$—	$—		$—

Issuance of preferred stock to founders for services at $0.001 stock to founders	25,000,000	25,000					25,000
Issuance of common for services at $0.001			35,000,001	35,000			12,395
Issuance of common stock at 0.001			12,395,000	12,395

Net loss for the year ended December 31,2009						(1,741,014)	$(1,741,014)

Balance December 31,2009	25,000,000	25,000	47,395,001	47,395	—	(1,741,014)	(1,668,619)

Conversion of preferred stock to common stock by founders	(25,000,000)	(25,000)	50,000,000	50,000			25,000

Issuance of common stock at 0.001			26,330,017	26,330			26,330

Net loss for the year ended December 31, 2010						(1,178,126)	$1,178,126)

Balance December 31, 2010			$123,725,018	$123,725		$(2,919,140)	$(2,795,415)

See accompanying notes to financial statements.

F-4

SPECIALTY BEVERAGE AND SUPPLEMENT, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2010	2009
Net loss	$(1,178,126)	$(1,741,014)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock issued for services	51,330	72,395
Notes to related parties issued for services	320,000	1,100,000
Other notes issued for services	108,750	25,000
Depreciation	3,981	—
Changes to operating assets and liabilities:
Accounts payable	32,167	291,484
Accrued interest	201,517	19,135

Net cash (used in) operating activities	(460,381)	(233,000)
Cash flows from investing activities:
Purchase of property and equipment	(167,673)
Rent security deposit	(10,000)
Net cash (used in) investing activities	(177,673)

Cash flows from financing activities:
Proceeds from notes payable	726,200	233,000
Repayments of notes payable	(53,500)
Net cash provided by financing activities	672,700	233,000
Net increase (decrease) in cash	34,646
Cash at beginning of year
Cash at end of year	$34,646

See accompanying notes to financial statements.

F-5

SPECIALTY BEVERAGE AND SUPPLEMENT INC.

Notes to Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Specialty Beverage and Supplement Inc (the Company) was incorporated in the state of Nevada on April 3,2008. The Company is dedicated to the production, distribution and marketing of beverage products and vitamin supplements. The Company developed a patent pending dispensing cap that will revolutionize the beverage and pharmaceutical industries.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

For purposes of reporting cash flows, cash equivalents include investment instruments purchased with a maturity of three months or less.

Research and Development

The Company's policy is to expense all research and development costs incurred.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Advertising Costs

The Company's policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $5,000 and $163,451 as of December 31,2010 and 2009 respectively.

F-6

SPECIALTY BEVERAGE AND SUPPLEMENT INC.

Notes to Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment and Depreciation

Property and equipment is stated at cost and is depreciated using the straight line method over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Net Loss Per Common Share

The Company computes per share amounts in accordance with Statement of Financial Accounting Standards ASC Topic 260, "Earnings per Share". ASC Topic 260 requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to Common Stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of Common Stock and Common Stock equivalents outstanding during the periods.

Recent Accounting Pronouncements

In January 2010, the Financial FASB issued Accounting Standard Update ("ASU") 2010-06, "Fair Value Measurements and Disclosures, " which amends the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires disclosure of transfers of assets and liabilities between Level 1 and Level 2 of the fair value measurement hierarchy, including the reasons and the timing ofthe transfers and information on purchases, sales, issuance, and settlements on a gross basis in the reconciliation of the assets and liabilities measured under Level 3 of the fair value measurement hierarchy. The guidance is effective for annual and interim reporting periods beginning after

December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual and interim periods beginning after December 15,2010. The Company adopted these amendments in the first quarter of 2010 and the adoption did not have a material impact on the disclosures of the Company's consolidated financial statements.

In February 2010, the F ASB issued ASU 2010-09 "Subsequent Events - Amendments to Certain Recognition and Disclosure Requirements" CASU 2010-09"), which amends FASB ASC Topic 855, Subsequent Events, so that SEC filers no longer are required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. ASU No. 2010-09 was effective immediately and the Company adopted these new requirements in the first quarter of 2010. The adoption did not have a material impact on the disclosures of the Company's consolidated financial statements.

F-7

SPECIALTY BEVERAGE AND SUPPLEMENT INC.

Notes to Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes under the asset and liability method. The Company recognizes deferred income taxes, net of valuation allowances, for the estimated future tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their tax basis and net operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Management evaluates the realizability of deferred tax assets on a regular basis for each taxable jurisdiction. In making this assessment, management considers whether it is more likely than not that some portion or all of deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income' during the periods in which those temporary differences become deductible. Management considers all available evidence, both positive and negative, in making this assessment.

If the Company determines that it expects to realize deferred tax assets in excess of the recorded net amounts, a reduction in the deferred tax asset valuation allowance would decrease income tax expense in the period such determination is made. Alternatively, ifthe Company determines that it no longer expects to realize a portion of its net deferred tax assets, an increase in the deferred tax asset valuation allowance would increase income tax expense in the period such determination is made.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. For those tax positions where it is more likely than not that a tax benefit will be sustained, the Company has recorded the largest amount of tax benefit that may potentially be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where it is not more likely than not that a tax benefit will be sustained, no tax benefit has been recognized in the financial statements. See Note 9 - Income Taxes.

F-8

SPECIALTY BEVERAGE AND SUPPLEMENT INC.

Notes to Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

ASC Topic 718, "Accounting for Stock-Based Compensation" prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights.

ASC Topic 718 requires employee compensation expense to be recorded using the fair value method. This standard was effective as of the first interim or annual fiscal period that began after December 15, 2005. The Company accounts for employee stock based compensation in accordance with the provisions of ASC Topic 718, and has since its adoption. For non-employee options and warrants, the company uses the fair value method as prescribed in ASC Topic 718, and has done so since inception.

Revenue Recognition

The Company recognizes sales revenue upon shipment of goods to customers, net of discounts, and the Company's estimate of returns, allowances, and co-op advertising.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method for all inventories.

Fixed Assets

Fixed assets are recorded at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets. Additions and major replacements or improvements are capitalized, while minor replacements and maintenance costs are charged to expense as incurred. The cost and accumulated depreciation of assets sold or retired are removed from the accounts and any gain or loss is included in the results of operations for the period of the transaction.

Subsequent Events

The Company has evaluated subsequent events from the date of the consolidated balance sheet through the date the financial statements were issued. During this period, no material recognizable subsequent events were identified.

F-9

SPECIALTY BEVERAGE AND SUPPLEMENT INC.

Notes to Financial Statements

December 31, 2010 and 2009

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of$2,919,140 as of December 31,2010. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The provision for income taxes differs from the amounts which would be provided by applying the statutory combined federal and state income tax rate of 46% to the net loss before provision for income taxes for the following reasons:

	December 31, 2010	December 31, 2009
Income tax expense at statutory rate	$(541,938)	$(800,866)
Valuation allowance	541,938	800,866
Income tax expense	—	—

At December 31, 2010 and 2009, the Company had net operating loss carry forwards of approximately $2,919,000 and $1,741,000 respectively that may be offset against future taxable income through

2030. No tax benefit has been reported in the December 31, 2010 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

F-10

SPECIALTY BEVERAGE AND SUPPLEMENT INC.

Notes to Financial Statements

December 31, 2010 and 2009

NOTE 4 - RELATED PARTY NOTE PAYABLE

The Company issued notes to related parties in lieu of payments for services provided. Notes in the amount of$1,010,000 bear interest at 15%, are unsecured and are due on January 1,2012. Notes in the amount of $41 0,000 bear interest at 10%, are unsecured and are due on January 1,2012. As of December 31, 2010 and 2009, the notes totaled $1,100,000 and $1,420,000 respectively. The company recognized $150,000 of accrued interest on the notes in 2010.

NOTE 5- NOTES PAYABLE

Notes payable at December 31,2010 and 2009 were $1,039,450 and $258,000 respectively. The notes are unsecured and consist of the following:

	Note	Due	Original		Interest
Note Description	Date	Date	Amount	Balance	Rate
Convertible Bond	1/9/2009	5/26/2009	$60,000	$56,500	14.00%
Convertible Bond	3/14/2009	3/14/2010	8,000	8,000	14.00%
Promissory Note	5/1/2009	5/1/2010	140,000	140,000	10.00%
Bond	11/14/2009	5/14/2010	25,000	20,000	7.50%
Convertible Bond	12/1/2009	12/1/2010	25,000	25,000	7.50%
Bond	12/18/2009	4/17/2010	25,000	20,000	15.00%
Convertible Bond	2/4/2010	3/6/2010	20,000	20,000	15.00%
Promissory Note	4/1/2010	7/1/2010	76,000	66,000	0.00%
Promissory Note	12/7/2010	12/7/2011	22,000	22,000	0.00%
Promissory Note	5/20/2010	5/26/2010	13,200	13,200	0.00%
Bridge Loan	6/30/2010	8/30/2010	10,000	—	12.00%
Bridge Loan	7/16/2010	9/16/2010	5,000	—	12.00%
Bridge Loan	8/20/2010	10/20/2010	10,000	—	12.00%
Bridge Loan	9/2/2010	11/2/2010	25,000	20,000	12.00%
Bridge Loan	9/24/2010	11/24/2010	20,000	20,000	12.00%
Convertible Debenture	10/7/2010	10/7/2011	110,000	110,000	9.00%
Convertible Debenture	10/11/2010	10/11/2011	120,000	120,000	9.00%
Convertible Debenture	10/25/2010	10/25/2011	70,000	70,000	9.00%
Convertible Debenture	12/6/2010	12/6/2011	100,000	100,000	9.00%
Convertible Debenture	12/22/2010	12/22/2011	100,000	100,000	90.00%
Promissory Note	3/1/2010	3/1/2011	65,000	65,000	10.00%
Promissory Note	8/2/2010	8/2/2011	23,750	23,750	8.00%
Promissory Note	9/24/2010	9/24/2011	20,000	20,000	8.00%
Total			$1,092,950	$1,039,450

F-11

SPECIALTY BEVERAGE AND SUPPLEMENT INC.

Notes to Financial Statements

December 31,2010 and 2009

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company entered into a 3 year, lease of approximately 10,000 square feet of office space, manufacturing and distribution facility in Holbrook, NY in August, 2010. The lease provides for minimum payments of $210,000 over the lease term. The Company's possession of the space commenced in August 2010 and lease payments began in December 2010.

For the years ended December 31, 2010 and 2009, rent expense for operating leases was approximately $50,000 and $53,300, respectively.

F-12